As filed with the Securities and Exchange Commission
                      on November 3, 2000.

                                  Registration No. 333-38114

============================================================

                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
               _________________________

               Post-Effective Amendment No. 1
                            to
                         FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   _________________________

                    ASCENDANT SOLUTIONS, INC.
     (Exact name of Registrant as specified in its charter)

            Delaware                         75-2900905
 (State or other jurisdiction            (I.R.S. Employer
of incorporation or organization)        Identification No.)

3737 Grader Street, Suite 110                  75041
        Garland, Texas                       (Zip Code)
    (Address of Principal
      Executive Offices)
                   _________________________

                 1999 LONG-TERM INCENTIVE PLAN
                  (Full title of the plan(s))
                   _________________________

         David E. Bowe                     Copy to:
   Chief Executive Officer          J. David Washburn, Esq.
   ASCENDANT SOLUTIONS, INC.          ARTER & HADDEN LLP
3737 Grader Street, Suite 110          1717 Main Street,
     Garland, Texas  75041                Suite 4100
     (Name and address of          Dallas, Texas  75201-4605
     agent for service)                    (214) 761-2100

                       (214) 348-7200
                      (Telephone number,
                    including area code,
                    of agent for service)
                  _________________________


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
                                       Proposed Maximum    Proposed Maximum
Title of Securities    Amount to be   Offering Price Per      Aggregate          Amount of
  to be Registered      Registered           Share          Offering Price   Registration Fee
-------------------    -------------  ------------------    ---------------  ----------------
    Common Stock
  $.0001 par value               (1)



       (1) No additional securities are to be registered. Registration fees were paid upon the filing of the original Registration Statement on Form S-8 (No. 333-38114) (the "Original Registration Statement"). Therefore, no further registration fee is required. The Original Registration Statement relates to an additional 1,300,000 shares of common stock issuable under the Registrant's 1999 Long-Term Incentive Plan (the "Plan"). The Registrant registered the initial 1,200,000 shares of common stock issuable under the Plan on Form S-8 (Reg. Statement No. 333-93403).


============================================================

EXPLANATORY NOTE:

     This Post-Effective Amendment No. 1 to that certain Registration Statement on Form S-8 (Registration No. 333-38114) (the "Registration Statement") is being filed pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended, (the "Securities Act") by Ascendant Solutions, Inc., a Delaware corporation (the "Registrant"), as successor in interest to ASD Systems, Inc. d/b/a Ascendant Solutions, a Texas corporation ("ASD Systems"), following a statutory merger (the "Merger") effective October 20, 2000, for the purpose of changing ASD System's state of incorporation. Prior to the Merger, the Registrant had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, the Registrant succeeded by operation of law to all of the assets and liabilities of ASD Systems.

     The Merger was approved by the stockholders of ASD systems at a special meeting duly called and held on October
19, 2000 for which proxies were solicited pursuant to
Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

============================================================

                             Part I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual
          Information.*

* Information required by Part I to be contained in the Section10(a) Prospectus is omitted from the Registration
  Statement in accordance with Rule 428 under the Securities
  Act and the Note to Part I of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents and information filed by the Registrant (or by ASD Systems, Inc. prior to the Merger) with the Securities and Exchange Commission (the
"Commission") are hereby incorporated by reference:

   (a) our Annual Report on Form 10-K, filed with the Commission for the fiscal year ended December 31, 1999;

   (b) our Quarterly Reports on Form 10-Q filed with the Commission for the quarters ended March 31, 2000 and June
        30, 2000;

   (c)  our Current Reports on Form 8-K dated October 23, 2000;
        September 29, 2000; and September 20, 2000;

   (d) the description of our common stock, par value $.0001 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (file no. 0-27945), including any amendment or report filed for the purpose of updating such description; and

   (e) all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the Registration Statement have been sold or that deregisters all securities remaining unsold at the time of the amendment.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the
Section 10(a) Prospectus to be delivered to participants in connection with, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Article EIGHTH of the Registrant's Certificate of
Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law ("DGCL").

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action (i.e. one by or in right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such persons shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses, despite such adjudication or liability.

     Section 102(b)(7) of the DGCL permits a corporation organized under Delaware law to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director subject to certain limitations.
Article SEVENTH of the Registrant's Certificate of
Incorporation includes the following provision:

     No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; PROVIDED, HOWEVER, that the foregoing is not intended to eliminate or limit the liability of a director of the Corporation for (i) any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
     No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or allege liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, fiduciary or agent of the Registrant against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Registrant would have the power to indemnify against such liability under the provisions of the Certificate of Incorporation or the Bylaws of the Registrant.

     We have entered into indemnification agreements with each of our directors that provide for indemnification and expense advancement to the fullest extent permitted under the DGCL.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.        Exhibits.

     (a)  Exhibits.

       Exhibit   Description
       -------  -------------------------------------
        4.1     Certificate of Incorporation of the
                Registrant (incorporated by referenced to
                Exhibit 3.1 to the Registrant's Current
                Report on Form 8-K, filed with the
                Commission on October 20, 2000 (the
                "October 8-K")).

         4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the October 8-K).

         4.3 Agreement and Plan of Merger by and between the Registrant and ASD Systems
                (incorporated by reference to Exhibit 2.1 to the October 8-K).

         5.1    Opinion of Arter & Hadden LLP (filed
                herewith).

        23.1 Consent of Arter & Hadden LLP (included in their opinion filed as Exhibit 5.1).

        23.2    Consent of Ernst & Young LLP (filed
                herewith).


Item 9.        Undertakings.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       [Signature Page Follows]

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garland, Texas, on November 3, 2000.

                              ASCENDANT SOLUTIONS, INC.

                              By:  /s/ David E. Bowe
                                 ---------------------------
                                 David E. Bowe
                                 Chief Executive Officer and
                                 President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on November 3, 2000.

Signature              Title
------------------     -------------------
/s/ David E. Bowe      Chief Executive Officer and Chief
------------------     Financial Officer, President
David E. Bowe          Principal Executive Officer and
                       Principal Financial and Accounting
                       Officer)

/s/Jonathan R. Bloch   Director
--------------------
Jonathan R. Bloch

/s/Alan e. Salzman     Director
--------------------
Alan E. Salzman

/s/ Paul G. Sherer     Director
--------------------
Paul G. Sherer

/s/ Kevin P. Yancy     Chairman of the Board
--------------------
Kevin P. Yancy

                          EXHIBIT INDEX
                          -------------



      Exhibit   Description
     --------   ----------------------------------------
      4.1       Certificate of Incorporation of
                the Registrant (incorporated by referenced to Exhibit 3.1 to the Registrant's Current
                Report on Form 8-K, filed with the
                Commission on October 20, 2000 (the
                "October 8-K"))

      4.2       Bylaws of the Registrant
                (incorporated by reference to Exhibit 3.2 to the October 8-K).

      4.3       Agreement and Plan of Merger by and
                between the Registrant and ASD Systems
                incorporated by reference to Exhibit 2.1 to the October 8-K).

      5.1       Opinion of Arter & Hadden LLP
                (filed herewith).

      23.1 Consent of Arter & Hadden LLP (included in their opinion filed as Exhibit 5.1).

      23.2      Consent of Ernst & Young LLP
                (filed herewith).